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                                                                 Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Capital, Inc. and Subsidiaries (the "Company") on Form 10-Q for the period ending June 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, William W. Harrod, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the Report.

DATE:  August 14, 2003                      BY:   /s/ William W. Harrod
       ---------------                            ---------------------
                                                  William W. Harrod
                                                  President and Chief
                                                   Executive Officer
                                                  (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to First Capital, Inc. and will be retained by First Capital, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.